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                                                                    Exhibit 32.1

                      CERTIFICATION PURSUANT TO SECTION 906
           OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Tractor Supply Company (the "Company") on Form 10-Q for the period ended June 26, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Joseph
H. Scarlett, Jr., Chief Executive Officer, and Calvin B. Massmann, Chief Financial Officer, of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350), that to the best of our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  August 4, 2004

/S/ JOSEPH H. SCARLETT, JR.
-----------------------------------------------------
Joseph H. Scarlett, Jr.
Chairman of the Board and Chief Executive Officer


/S/ CALVIN B. MASSMANN
-----------------------------------------------------
Calvin B. Massmann
Senior Vice President - Chief Financial Officer and Treasurer